Exhibit 10.43

Michael Taglich

 BRIDGELINE DIGITAL, INC.

AMENDMENT #1 TO PROMISSORY NOTES

THIS AMENDMENT #1 TO PROMISSORY NOTES (this “Amendment”) is made as of December 23, 2015, by and among Bridgeline Digital, Inc., a Delaware Corporation (the “Company”) and Michael Taglich (“Taglich”).

WHEREAS, the Company has previously issued the following promissory notes to Taglich (the “Notes”):

●	$500,000 Term Note issued on January 7, 2015 with a maturity date of June 30, 2016;
●	$500,000 Term Note issued on February 12, 2015 with a maturity date of September 1, 2016;
●	$500,000 Term Note issued on May 12, 2015 with a maturity date of September 1, 2016;
●	$500,000 Term Note issued on July 21, 2015 with a maturity date of July 21, 2016; and
●	$250,000 Term Note issued on December 3, 2015 with a maturity date of March 3, 2016.

WHEREAS, the Notes all mature prior to March 1, 2017; and

WHEREAS, the Company and Taglich desire to amend the Notes to extend the maturity date of each of the Notes to March 1, 2017.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Taglich hereby agree as follows:

1.         Amendments. Each of the Notes is hereby amended as follows:

a.     The Maturity Date of the Notes shall be changed to March 1, 2017, by deleting all references to the current maturity date and replacing such references with the date “March 1, 2017”;

b.     Effective January 1, 2016, the interest rate set forth in Section 2(a) of the Notes shall be increased by one and a half (1.5) percentage points; and

c.     The following language shall be added at the end of Section 2(d) of the Notes:

“If the Company prepays any portion of the principal amount of this Note on or before the Maturity Date the Company shall pay a premium equal to 2% of the amount of principal of this Note being prepaid.”

2.     No Other Amendments. Except as expressly set forth herein, each of the Notes shall remain in full force and effect in accordance with its terms.

3.      Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which once so executed and delivered (including by facsimile and other means of electronic transmission) shall be considered an original, but all such counterparts shall together constitute the same instrument.

Michael Taglich

4.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York except as to its conflicts of laws principles.

[Remainder of Page Intentionally Left Blank]

Michael Taglich

IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 to Promissory Notes as of the day and year first above written.

BRIDGELINE DIGITAL, INC. By: /s/ Michael Prinn_____________________ Name: Michael Prinn Title: Chief Financial Officer

/s/ Michael Taglich
Michael Taglich

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